Exhibit 99.1

InfuSystem Holdings, Inc.
31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC
602-889-9700

InfuSystem Holdings, Inc. Announces Amendment to Existing Credit Facility with JPMorgan Chase in Anticipation of Potential Growth Opportunities

MADISON HEIGHTS, MICHIGAN, February 11, 2019—InfuSystem Holdings, Inc. (NYSE American: INFU) (“InfuSystem” or the “Company”), a leading national provider of infusion pumps and related services for the healthcare industry in the United States and Canada, today announced it has entered into a fifth amendment to its existing credit facility with JPMorgan Chase Bank, N.A., effective February 5, 2019. The amendment amends the credit agreement originally entered into on March 23, 2015. The amended terms include, among other things, an increased equipment line capacity, an increased revolving credit limit, and revisions to the Leverage and Fixed Charged Ratios.

Rich DiIorio, president and chief executive officer of InfuSystem commented, “Over the past 18 months we have reformed our operations, substantially increased our operating cash flow, and demonstrated the company’s ability to rapidly reduce its debt balance when circumstances warrant.  We believe that these changes and our improved performance are reflected by the amendment and the increased operating flexibility it provides. This flexibility will be important in the coming months, as we pursue potentially significant market share gains in our core oncology business.”

Mr. DiIorio continued, “With the launch of InfuSystem Mobile we are raising the bar in the areas of customer service and patient safety, and as a result, we continue to push elastomerics out of the market. At the same time, we understand that a major competitor is implementing changes to its product offerings that we believe put InfuSystem in position to potentially capture considerable additional market share. As a result, we expect to make investments in additional pumps and infrastructure during the first half of this year. If we are successful in capitalizing on this opportunity, we should see significant and sustained growth in revenue and EBITDA in the second half of 2019 and into 2020.”

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers.  Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts and Ontario, Canada. The Company’s stock is traded on the NYSE American under the symbol INFU.

Forward-Looking Statements

Statements made in this press release that are not historical facts are considered to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect," "strategy," "future," "likely," variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, our ability to capitalize on the growth opportunity resulting from a competitor's change to its product offerings as described above, potential changes in overall healthcare reimbursement, including CMS competitive bidding, sequestration, concentration of customers, increased focus on early detection of cancer, competitive treatments, dependency on Medicare Supplier Number, availability of chemotherapy drugs, global financial conditions, changes and enforcement of state and federal laws, natural forces, competition, dependency on suppliers, risks in acquisitions & joint ventures, U.S. Healthcare Reform, relationships with healthcare professionals and organizations, technological changes related to infusion therapy, dependency on websites and intellectual property, the ability of the Company to successfully integrate acquired businesses, dependency on key personnel, dependency on banking relations and covenants, and other risks associated with our common stock, as well as any litigation to which the Company may be involved in from time to time; and other risk factors as discussed in the Company's annual report on Form 10-K for the year ended December 31, 2017 and in other filings made by the Company from time to time with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q. Our annual report on Form 10-K is available on the SEC's EDGAR website at www.sec.gov, and a copy may also be obtained by contacting the Company. All forward-looking statements made in this press release speak only as of the date hereof. We do not intend, and do not undertake any obligation, to update any forward-looking statements to reflect future events or circumstances after the date of such statements, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.